OFFERING MEMORANDUM
                      INDUSTRIAL DATA SYSTEMS CORPORATION
                             (A NEVADA CORPORATION)
                            4350 E. SUNSET ROAD #101
                            HENDERSON, NEVADA 89014

                                 500,000 Shares
            Common Stock Capital Shares (Par Value $0.001 Per Share)
                         Offering Price $.30 per Share

     INDUSTRIAL DATA SYSTEMS CORPORATION, a Nevada Corporation (the Company) was incorporated June 22, 1994 and is now offering up to 500,000 Shares of its Common Stock, $.001 par value per share (the "Shares") on a "best efforts" basis under the terms and conditions of this Offering Memorandum ("Memorandum").

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND IS SPECULATIVE. INVESTORS SHOULD STUDY THE RISKS AS SHOWN HEREIN. (SEE "RISK FACTORS").

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE ON THE EXEMPTION CONTAINED IN RULE 504 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AS PART OF REGULATION D.

THESE SECURITIES HAVE BEEN REGISTERED WITH THE ADMINISTRATOR OF THE SECURITIES DIVISION OF THE NEVADA SECRETARY OF STATE PURSUANT TO THE REQUIREMENTS OF NRS
90.460. SUCH REGISTRATION DOES NOT CONSTITUTE NOR IMPLY THE RECOMMENDATION OR ENDORSEMENT OF THE DIVISION, WHICH DOES NOT PASS UPON THE MERITS OF THE SECURITIES OR THE ACCURACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                PUBLIC OFFERING

     This offering is for 500,000 shares of the Company's Common Stock (Par Value .001) for thirty cents per share (.30).

                                                    PUBLIC                                     PROCEEDS
                                        NUMBER     OFFERING       GROSS         SALES 5%          TO
                                        SHARES     PRICE(1)    PROCEEDS(2)    COMMISSION(3)     CO.(4)
                                       ---------   --------    -----------    -------------    --------
Min. ................................    250,000      .30       $  75,000        $ 3,750       $ 71,500
Max. ................................    500,000      .30       $ 150,000        $ 7,500       $142,500

     PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY, AND THERE CAN BE NO ASSURANCE THAT A MARKET WILL DEVELOP.

                                  SALES AGENT
                                 TO BE SOLD BY
                        LEISA C. STILWELL (CRD 1534987)

                  DATE OF OFFERING MEMORANDUM: AUGUST   , 1994
                                 TRANSFER AGENT
                             PACIFIC STOCK TRANSFER
                          2576 E. CHARLESTON BOULEVARD
                            LAS VEGAS, NEVADA 89104

                                     NOTES

     1. These securities are offered hereby for cash only. The offering price has been arbitrarily established by the Company, and this price has no relationship to the Company's assets, earnings, book value or other recognized criteria of value.

     2. The initial proceeds of this offering will be deposited into an escrow account at Southwest Escrow Company in Las Vegas, Nevada until $75,000 of gross proceeds is received and has been so deposited. In the event that less than $75,000.00 of gross proceeds are received and deposited by the Company under this offering within one (1) year from the date of this Offering Memorandum, all gross proceeds will be returned to purchasers in full by the escrow agent without any deductions for commissions or other expenses and without interest, and the Company will bear all costs of any such refunds.

     3. These shares are offered on a "best efforts" basis by registered agents of the Company. There is no assurance that any or all of the shares offered hereby will be sold. The sales agent will receive a commission of five percent (5%).

     4. The Company will deduct expenses for legal and accounting fees, printing costs and other expenses of this offering from the proceeds of this offering. It is estimated, but not guaranteed, that such expenses will not exceed $20,500.

NO SALESMAN, DEALER, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING MEMORANDUM IN CONNECTION WITH THE DISTRIBUTION OF SECURITIES TO WHICH THIS OFFERING MEMORANDUM RELATES. PRACTICES TO THE CONTRARY ARE CRIMINAL OFFENSES. REPRESENTATIONS NOT CONTAINED HEREIN, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS OFFERING MEMORANDUM SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THE COMPANY WILL ATTEMPT TO CONTINUE TO DEVELOP AND MARKET ITS PRODUCT(S) AND/OR SERVICES DURING THE OFFERING PERIOD. THE COMPANY WILL HOWEVER, UNDERTAKE TO AMEND THIS OFFERING MEMORANDUM IF ANY MATERIAL CHANGES OCCUR AND WILL PROVIDE PURCHASERS AND THE NEVADA SECURITIES DIVISION WITH A COPY THEREOF.

THE SHARES OFFERED HEREBY ARE OFFERED FOR CASH ONLY, SUBJECT TO PRIOR SALE AND WITHDRAWAL, CANCELLATION OR MODIFICATION OF THIS OFFERING WITHOUT NOTICE. REGISTRATION OF THESE SECURITIES IS EFFECTIVE FOR ONE YEAR. THEREAFTER, NON-ISSUER "TRADING TRANSACTIONS" REQUIRE EFFECTIVE REGISTRATION OR AN APPROPRIATE EXEMPTION. THESE SECURITIES ARE TO BE OFFERED AND SOLD EXCLUSIVELY WITHIN THE STATE OF NEVADA.

                      INDUSTRIAL DATA SYSTEMS CORPORATION
                            ------------------------

                               TABLE OF CONTENTS

                                        Page
MEMORANDUM SUMMARY...................     1
RISK FACTORS.........................     2
DILUTION.............................     9
THE COMPANY..........................    11
SUMMARY OF HISTORICAL FINANCIAL
  DATA...............................    12
USE OF PROCEEDS......................    13
BUSINESS PLAN........................    14
CAPITALIZATION.......................    17
DESCRIPTION OF COMMON STOCK..........    17
COMPANY POLICIES.....................    18
MANAGEMENT...........................    19
STOCK OWNERSHIP AND CONTROL..........    20
CERTAIN TRANSACTIONS.................    21
CONFLICTS OF INTEREST................    22
FIDUCIARY RESPONSIBILITIES OF
  OFFICERS AND DIRECTORS.............    22
REMUNERATION.........................    23
PLAN OF DISTRIBUTION.................    23
LEGAL AND ACCOUNTING.................    24
LITIGATION...........................    25
ADDITIONAL INFORMATION...............    25

                               MEMORANDUM SUMMARY

     The information contained in the summary is distilled information contained elsewhere in the memorandum. Prospective investors are urged to read the complete memorandum to get full and accurate information on the company.

THE COMPANY

     INDUSTRIAL DATA SYSTEMS CORPORATION (the "Company") is a Nevada Corporation organized on June 22, 1994. The Company subsequently acquired Industrial Data Systems Inc. of Texas. (See "Certain Transactions")

     The Company's current statutory office is located at 4350 East Sunset Road, Suite 101, Henderson, Nevada 89014. The Company's operational headquarters is currently located at 14900 Woodham, Suite 170, Houston, Texas 77073.

     The Company is engaged in business activity in Texas in the areas of engineering and technical support services for the pipeline industry as well as the design manufacturing and marketing of ruggedized computer hardware suitable for industrial and construction applications.

     It is this secondary area in which the Company plans to focus its expansion into southern Nevada through the use of proceeds from this offering. (See "The Company")

THE OFFERING

SECURITIES OFFERED:                    500,000 Shares of Common Stock, par value
                                       $.001, to be offered on a "best efforts"
                                       basis at .30 per share
COMMON STOCK TO BE OUTSTANDING AFTER
  THE COMPLETION OF THE OFFERING:      10,000,000 of 75,000,000 authorized
SHARES HELD BY THE PUBLIC:
     If maximum ($150,000 is
       raised).......................  500,000 Shares
     If minimum ($75,000 is
       raised).......................  250,000 Shares

USE OF PROCEEDS

     If the minimum number of 250,000 shares is sold the Company will net approximately $58,250 of $75,000 raised. The cost of legal, accounting, sales commission, printing and miscellaneous offering costs will be approximately $16,750.

     Should the Company raise the maximum of $150,000, it will net approximately $129,500 after subtracting legal, accounting, sales commission, printing and other miscellaneous costs of approximately $20,500.

     The balance of the proceeds will be used to continue the predecessor Company's business and expand its computer division into southern Nevada. (See "Use of Proceeds")

RISK FACTORS

     Investment of the Shares offered by the Company involve a high degree of risk. Prospective investors considering subscription of these shares should be able to sustain a loss of their entire investment without undue hardship. (See "Risk Factors" and "Dilution")

                                  RISK FACTORS

     THE SHARES BEING OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THESE SECURITIES SHOULD BE PURCHASED BY ONLY THOSE PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. THE PURCHASE OF THESE SHARES INVOLVES NUMEROUS RISK FACTORS INCLUDING BUT NOT LIMITED TO, THOSE FACTORS ASSOCIATED WITH A NEW VENTURE, RISK FACTORS ASSOCIATED WITH A SMALL DEVELOPMENT STAGE COMPANY TRYING TO COMPETE

WITH LARGER, MORE ESTABLISHED COMPANIES, RISK FACTORS ASSOCIATED WITH STRONG COMPETITION, AND RISK FACTORS ASSOCIATED WITH SUBSTANTIAL DILUTION FROM THE PUBLIC OFFERING PRICE.

     PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE OFFERING MEMORANDUM CAREFULLY AND CONSIDER IF SUCH AN INVESTMENT IS SUITABLE FOR THEM.

                      RISK FACTORS RELATED TO THE OFFERING

POSSIBLE LOSS OF ENTIRE INVESTMENT

     Investors could lose all or part of their investment in the securities should they decide to invest.

SUBSTANTIAL AND IMMEDIATE DILUTION

     This offering involves immediate and substantial dilution in book value from the public offering price.

BEST EFFORTS OFFERING

     The offering of these securities is being done on a "best efforts" basis. No individual firm or corporation has agreed to purchase any of the shares offered herein. Provisions have been made to deposit all funds received from the sale of these securities in escrow. If the minimum shares are not subscribed for within one (1) calendar year from the effective date of this Offering Memorandum, all funds being held in escrow will be returned. The escrow period may last up to one (1) calendar year, so subscribers will not have use of their funds for up to one (1) full year, nor will they receive any interest for the use of their money should the offering not be completed.

NO PUBLIC MARKET FOR SECURITY

     Prior to this offering there was no public market for the shares being offered. Should the offering be successful, and no representation can be given that it will be, there is no assurance that a market will develop. If such a market develops there is no assurance that the market price will be equal to or greater than the offering price. This could result in a loss of all or part of the money invested in these shares.

NO DIVIDENDS ANTICIPATED

     The Company has not paid any dividends nor does it contemplate or anticipate paying a dividend in the foreseeable future.

RISKS OF ADVERSE ADMINISTRATIVE ACTION; OTHER SALES

     The shares of common stock described in this Offering Memorandum are offered under an exemption from federal registration as contained In Section 504 of Regulation D. Because the offering is to be made exclusively in Nevada, where the securities have been registered, and because delivery of a disclosure document is required under Nevada law, it is the Company's position that the offering is not subject to the federal limitations on the manner of offering or resale of securities. However, it is possible that the U.S. Securities and Exchange Commission (the "S.E.C.") may seek to impose such requirements, which could cause the offering to be terminated, result in penalties or assessments against the Company, or result in shares purchased in this offering being considered "restricted shares". If the shares were to become restricted, they would not be saleable in any location by purchasers in the absence of registration of the shares or use of any exemption from registration. The Company does not intend to register the shares described in this Offering Memorandum with the S.E.C.

     Presently there are 9,500,000 shares outstanding, all of which are restricted shares. While resale of the presently outstanding shares is limited, it is possible that these shares could be sold by federal registration or an exemption from such registration, (17 C.F.R. S230.144 "Rule 144") is the most commonly available exemption. Possible future sales of the presently outstanding shares under registration or an exemption from registration may have a depressive effect on the price of the Company's stock in any market which may develop.

LIMITATION ON RESALE

     The shares are registered only in the State of Nevada and may not be resold or assigned outside of Nevada without registration/qualification from such laws. The Company has no obligation or intent to register or qualify the shares for sales outside Nevada. Accordingly, the ability of investors to resell shares pursuant to this Offering Memorandum may be limited.

NOT AN INVESTMENT COMPANY

     Because the Company seeks to obtain public financing prior to entry into specific, identifiable business interests, it must carefully conduct its activities so as to avoid becoming inadvertently classified as an "investment company" under the Investment Company Act of 1940 (the "1940 Act") which classification would involve a number of negative considerations. Accordingly, the Company intends to expend a majority of proceeds hereof for the investigation, evaluation and acquisition of business opportunities as soon as reasonably practicable. Should the Company delay in locating and obtaining opportunities and in expanding a majority of the proceeds of this offering on opportunities other than investment securities, the S.E.C. may find that the Company is deemed subject to provisions of the 1940 Act, and direct the Company to register under such Act. The Company would vigorously resist any such order or finding by the S.E.C. However, whether the S.E.C. or the Company prevailed in such dispute, the Company would be damaged by the costs and delays involved.

NO CUMULATIVE VOTING OR PRE-EMPTIVE RIGHTS

     There are no pre-emptive rights in connection with the Company's common stock. The shareholders' purchasing in this offering may be further diluted in their percentage ownership of the Company in the event additional shares are issued by the Company in the future. Cumulative voting in the election of the directors is not allowed. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors. (See "Capitalization" and "Description of
Common Stock")

PURCHASES BY AFFILIATED PARTIES

     Officers, directors, principal shareholders and affiliates may purchase shares owned by non-affiliated parties and increase the holdings of affiliated parties. This reduction in shares owned by the non-affiliated public shareholders could result in limited level of interest by the investing public and shareholders may lose their entire investment. Such purchases may be necessary to assure that the minimum amount of escrow will be met.

     Affiliates will not purchase in excess of 10% of the offering and no representation is given that they will insure the offerings successful completion.

                     RISK FACTORS RELATING TO THE COMPANY'S
                          ORGANIZATION AND MANAGEMENT

RECENT DEVELOPMENTS

     The Company was recently reorganized via the acquisition of Industrial Data System Inc. of Texas by Industrial Data Systems Corporation of Nevada. (See "Certain Transactions")

     The Company believes that it can grow through development and expansion into the southern Nevada area while keeping its technical services business in Texas. Such expansion could prove very costly. Should costs exceed management expectations or revenues fall short of projections, the negative effect on the Company would be substantial. Prospective investors should be aware of unforeseen risks that may occur in the Company's proposed expansion.

DEPENDENCE ON KEY PERSONNEL

     The Company is extremely dependent on Key Personnel. A loss of such personnel for any reason could have a material adverse effect upon the Company's business. Specifically the loss of William A. Coskey would be catastrophic to the Company. Currently the Company has a key man life insurance policy on Mr. Coskey for $600.000.

     No assurance is given that the Company could continue as an ongoing concern even with proceeds from this policy.

     Additionally, because of the Company's somewhat limited resources, personnel to assist the Company's expansion plans may not be available in the marketplace laden with larger better capitalized companies more able to recruit and reward desired personnel. Without the ability to keep existing personnel and hire qualified new personnel to assist the Company in its expansion no assurance can be given that the Company will be successful in its endeavors.

POTENTIAL CONFLICTS OF INTEREST

     Conflicts of interest may from time to time arise. Management will endeavor to resolve conflicts of interest in shareholders behalf notwithstanding such conflicts may have an adverse effect upon the Company and pose additional risk to shareholders. (See "Certain Transactions" and "Conflicts of Interest")

                            RISK FACTORS RELATING TO
                        THE COMPANY'S COMPUTER BUSINESS

SUBSTANTIAL COMPETITION

     The computer industry is one of the most competitive industries in the world. Competition comes from both foreign and domestic entities. The size and scope of many of these companies cannot be overstated.

     The Company's small stature and limited financial capacity pose certain problems and risks to shareholders. Economics of scale will offer a substantial advantage to the companies in the industry and while the Company hopes to be a "niche" player, larger companies hold substantial advantages and can easily penetrate any market through competitive pricing advantages gained by economics of scale.

     Should larger better capitalized computer companies seek entrance into the Company's niche in the market, the competitive pricing may reduce or eliminate the Company's profitability and pose a risk of opportunity loss to the Company. Because of the Company's limited capital, it is doubtful it could sustain such a loss over an extended period of time. This could result in loss of the investors entire investment.

CAPITAL INTENSIVE NATURE OF THE BUSINESS

     The computer business is a very capital intensive business. Once again this puts the Company at a strategic disadvantage.

     Inventories need to be purchased and such being the case, larger better capitalized companies are able to have a delivery time advantage to customers.

     If such a disadvantage becomes too great, the Company may seek additional financing. (See "Need for Additional Financing")

TECHNOLOGICAL OBSOLESCENCE

     The computer industry is a fast paced, ever changing business. Such rapid change in technology often renders today technologies useless in tomorrows world. Once again the advantage is with large well capitalized companies that have superior research and development divisions. No representation is made to prospective shareholders that the Company will continue to develop new and additional products and technologies.

                     RISK FACTORS RELATED TO THE COMPANY'S
                   ENGINEERING AND TECHNICAL SUPPORT BUSINESS

SUBSTANTIAL COMPETITION

     As in the computer business, the pipeline service and engineering field is dominated by large established and well capitalized firms. The Company has established itself as a small efficient entity, but it is still competing with companies who by economics of scale are in a position of extreme advantage.

CYCLICAL NATURE OF THE BUSINESS

     The Company's services are performed primarily for oil and gas companies. As such, these services are subject to the risk of a cyclical industry. Oil and gas prices are extremely volatile and impacted by many factors on a global scale. Hence, the Company could be negatively impacted by cyclical factors in the global economy over which it has no control. This translates to additional risk for prospective investors.

RELIANCE ON MAJOR CUSTOMERS

     From time to time the Company may do a large portion of its engineering business with one or more major customers.

     The Company currently has one major client, Exxon, which provides the Company with 50% of the Company's revenue through its pipeline engineering services. The Company has no written agreements with any such customer to assure future level of sales. The loss of such a major customer would have an extremely adverse impact on the Company's operations.

     The factors of dependence on major customers coupled with the cyclical nature of the oil and gas industry, which the Company serves, combine to make this portion of the Company's business extremely subject to volatility. This volatility translates to investors risk. Prospective investors should be aware that their entire investment is at risk in such a volatile industry.

                      RISK FACTORS RELATING THE COMPANY'S
                 OVERALL BUSINESS, FINANCES AND CAPITALIZATION

RISK ASSOCIATED WITH EXPANSION

     The Company wishes to use the proceeds to finance its expansion of its computer business. Such expansion is costly and no assurances can be given that it will be fruitful. The expansion will occur in two ways. First, the Company will seek to expand market for its ruggerized computers by more aggressively marketing through trade journals and trade show in the construction and industrial areas.

     Second, the Company hopes to expand the target of its geographic bounds westward into southern Nevada. The Company views this expansion as a great opportunity to capitalize on the growth of construction in this area. Prospective investors should be aware that corporate expansion in both areas adds risk to the Company because of the increased level of expenses. No assurance can be given to prospective investors that such expenses will ultimately result in increased corporate revenue.

UNINSURED LIABILITY

     As the Company pursues its business, it may a party to a lawsuit. Should the Company sustain an uninsured liability, the limited capital of the Company could be completely depleted forcing the Company into bankruptcy. In such case it is likely shareholders would lose their entire investment.

NEED FOR ADDITIONAL FINANCING

     The survival of the Company may at some time depend upon additional financing. No assurance can be made that such financing would be available, and if available that it take either the form of debt or equity. In either case, the financing could have a negative impact on the conditions of the Company and its shareholders.

     To seek additional financing, the Company may pursue one of the following methods:

          (1) DEBT FINANCING IN THE FORM OF A LOAN. The loan could be from an individual or financial institution. Such loan could put the Company at risk for amounts greater than its assets and if such a loan was not promptly repaid, could result in bankruptcy. In such a case, the shares of the Company would most likely become worthless.

          (2) EQUITY FINANCING. Equity financing could take the form of either a private placement or a secondary public offering. Either type of equity offering would consist of offering more of the Company's shares for sale at prices that may be below the offering price of this offering.

     No assurance can be given that such an offering would be successful if attempted. Even if such an offering were to be successful, the existing shareholders from this offering would most likely experience dilution in addition to that disclosed in this Offering Memorandum. (See "Dilution").

PARTNERSHIPS AND JOINT VENTURES

     The Company's limited capital may necessitate partnership or joint ventures.

     While no agreements to form partnerships or joint ventures currently exist, the Company could pursue them in the future. Sales revenue would be split among other entities which could negatively affect the Company's potential earnings.

     No guarantee can be made that if partnerships or joint venture were entered into that they would be profitable.

                                    DILUTION

     Dilution is the difference between the public offering price of a security and the net book value immediately after the offering of said security, reflecting the receipt of net proceeds from the offering. Net book value is the amount that results from subtracting total liabilities from total assets. Net book value per share takes the net book value and divides by the number of shares issued and outstanding. For purposes of determination of dilution of stock only, the value of services (an intangible asset) contributed as capital is excluded from net book value and investment capital amounts stated.

     In the event that the minimum number of shares are sold and there can be no assurance made that such will be the case, public investors will own 250,000 shares (approximately 2.56%) of the Company's common voting shares then issued and outstanding, for which they will have paid in cash $75,000 (approximately 9.7% of investment capital), and the present shareholders, consisting of officers, directors and founders will own 9,500,000 shares (approximately 97.44%) of the Company's issued and outstanding shares for which they have paid $698,006 (approximately 90.3% of the investment capital).

     In the event that the maximum number of shares are sold, and no assurance is given that such will be the case, public investors will own 500,000 shares (approximately 5%) of the Company's voting shares then issued and outstanding, for which they will have paid in cash $150,000 (approximately 17.69% of investment capital) and the present shareholders consisting of officers, directors and founders will own 9,500,000 shares (approximately 95%) of the Company's issued and outstanding shares for which they will have paid $698,006 (approximately 82.31%) of investment capital.

     As of the date of this Offering Memorandum, the Company has 9,500,000 issued and outstanding with a net book value of $.0735 per share. Assuming the minimum number of shares being offered, 250,000 shares are sold, the Company will have a net book value of $756,256 (after offering costs) or approximately $.0776 per share. Thus the present stockholders, being officers, directors and founders of the Company will have experienced a substantial increase in the value of their shares from $.0735 to $.0776. Conversely the public investors will experience a substantial and immediate dilution of $.2224 or 74.13% of the offering price paid for such shares.

     Should the maximum of 500,000 shares be sold, the Company will have a net book value of $827,506 (after offering costs) or approximately $.0828 per share. Thus the present shareholders being the officers, directors and founders will experience a substantial increase in the book value of their shares from $.0735 to $.0828. Conversely the public investors will experience substantial and immediate dilution of $.2172 per share or 72.4% of the offering price paid.

     Hence one may conclude that if the minimum number of shares are sold, the public investor will have provided approximately 9.7% of the capital and retained 2.56% of the equity, while if the maximum number of shares is sold the public investor will have provided 17.69% of the capital and retained approximately 5% of the equity.

                                  THE COMPANY

INTRODUCTION

     INDUSTRIAL DATA SYSTEMS CORPORATION (the "Company") was formed in Nevada on June 22, 1994 for the purpose of designing, manufacturing and marketing ruggetized computers.

     The Company's local office and statutory office in Nevada is located at 4350 E. Sunset Rd. #101, Henderson, Nevada 89014. The Company's operational office is currently located at 14900 Woodham, Suite 170, Houston, Texas 77073.

ACQUISITION

     On August 1, 1994, the Company acquired through a tax-free exchange of common stock, 100% of Industrial Data Systems, Inc. (a Texas corporation). Industrial Data Systems, Inc. of Texas was founded in 1985 by current president and director William A. Coskey for the purpose of providing engineering services. (See "Certain Transactions").

HISTORY

     Industrial Data Systems, Inc. (Texas) dba Industrial Data Systems Tech, has been profitable since inception and has grown to a company with two distinct areas of business. Industrial Data Systems Tech continue to service the pipeline industry with a wide range of engineering and design, construction, supervision, material procurement, cost and material control, testing and start-up services. In 1993, Industrial Data Systems Tech was expanded to provide full pipeline services to clients such as Exxon Pipeline Company, Texas Eastern Products Pipeline and Texaco Pipeline Inc.

     Industrial Data Systems PC, the Company's computer division designs, manufactures and sells industrial PCs for applications in hostile work environments.

     To date Industrial Data Systems Corporation of Nevada's only activities have been related to corporate organization, the acquisition of Industrial Data Systems (Texas) and the preparation of this Offering Memorandum.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The selected financial information for the year ended December 31, 1992, for the year ended December 31, 1993 and were compiled from unaudited financials of the acquired company Industrial Data Systems, Inc. (a Texas corporation). This information should be read with the Company's Financial Statement and notes thereto appearing elsewhere in this Prospectus, and is by no means meant to be a complete representation of the Company's financial picture.

                                            YEAR ENDED            YEAR ENDED
                                         DECEMBER 31, 1992     DECEMBER 31, 1993
                                         -----------------     -----------------
STATEMENTS OF INCOME
Net Sales.............................       $ 838,293            $ 1,100,096
Cost of Goods.........................         202,815                330,232
Gross Profit..........................         635,478                769,864
Operating Expenses....................         586,827                627,976
Income before Federal Income Tax......          48,650                141,889
Net Income............................       $  48,650            $   141,889
                                         =================     =================
Earning per Share.....................          $0.005                 $0.014
                                         =================     =================

                                           DECEMBER 31, 1993
                                           -----------------
BALANCE SHEET DATA:
Total Assets............................       $ 642,899
Total Long-Term Debt....................             -0-
Shareholders' Equity....................       $ 603,085

                                USE OF PROCEEDS

     The Company plans to sell a minimum of 250,000 shares and a maximum of 500,000 shares of its Common Stock which is authorized but unissued at a price of $.30 per share. The sales of the minimum of 250,000 shares will result in a gross of $75,000 for the Company and should the Company sell all of the Shares offered hereby, the gross proceeds to the Company would be $150,000.

     The Company anticipates incurring costs related to the Offering. Set forth below are estimates of such costs the Company believes to be accurate. The actual costs of the Offering could be more or less expensive.

                                        MINIMUM       MAXIMUM
                                        --------      --------
Legal and Filing.....................   $ 5,000       $ 5,000
Accounting...........................     7,000         7,000
Commissions..........................     3,750         7,500
Printing.............................       500           500
Miscellaneous........................       500           500
                                        --------      --------
                                        $16,750       $20,500

     After incurring the preceding Offering costs, the Company will receive net proceeds of $58,250 should the minimum dollar amount of $75,000 be raised from the Offering. In the event the maximum of $150,000 is raised from the Offering, the Company will incur offering expenses of $20,500 and receive net proceeds from the Offering of $129,500.

     After incurring the preceding Offering costs, the Company plans to use the net proceeds from the Offering as noted on page 10.

     Management wished to point out that these are only estimates and if costs overrun and unforeseen costs occur, such costs will likely have an adverse effect upon the Company's financial condition and pose additional risk for shareholders.

     In the event that the Company has overestimated costs in any given area, such a surplus would be added to working capital.

                                           MINIMUM    MAXIMUM
                                           -------    --------
Salaries................................   $15,000    $30,000
Inventories.............................   15,000      50,000
Packaging...............................    1,000       2,000
Production Equipment....................    2,000       4,000
Rent....................................    6,000       6,000
Utilities...............................    1,200       1,200
Printing................................    4,000       6,000
Legal...................................    2,000       2,000
Accounting..............................    2,000       2,000
Advertising.............................    5,000      12,000
Travel..................................    2,000       5,000
Working Capital.........................    3,050       9,300
                                           -------    --------
                                           $58,250    $129,500

                                 BUSINESS PLAN

     The "Use of Proceeds" section outlined how the Company plans to use proceeds from the Offering. It should be noted that the Company will still remain operational in Texas operating as Industrial Data Systems Inc. The focus of this Offering is to expand the Company's computer division. The Company hopes revenues will continue from its technical/engineering division, IDS Technical Services to allow additional funds for the computer division to grow and expand particularly into southern Nevada. No assurance can be given that this will be the case and prospective investors are urged to evaluate the Company accordingly. Hence, the following business plan and preceding "Use of Proceeds" are related only to the Company's computer division. Management believes that IDS Technical Services is fully self sustaining.

     Should IDS Technical Services see a reduction in revenues, the consequences would jeopardize the Company's future plans and possibly threaten the Company's ability to continue to do business.

THE MARKET

     The industrial PC market is expected to increase from sales of $453 million in 1992 to $757 million in 1997. Fully integrated Industrial PCs (IPCs) are expected to grow from $315 million or 69.2% of the 1992 market to $538.4 million or 71.1% of the 1997 market while modular IPCs are expected to grow from 96.7 million or 30.8% of the 1992 market to 28.9% of the 1997 market. (Information provided from Venture Development Corp. of Nantick, MA)

THE PRODUCT

     In the growing industrial PC market, the Company has found its niche by designing, manufacturing and selling industrial PCs that are suitable for hostile work environments. The Industrial Data Systems PCs are personal computers incased in a way that "hardens" them to protect them from vibration, heat, dust, moisture and in some cases electrical flux.

     The Company has two main products which are similar but do not compete with each other. The "Safecase 4000", intended for industrial use, is a product for extremely hostile environments while the "Powercase 8000" has a lower cost and unlimited uses but is not quite so durable in hostile environments. The Company sees huge opportunities for the "Powercase 8000", intended for commercial use, as various software applications evolve.

THE COMPETITION

     The Company recognizes that there are larger better capitalized firms in the industrial PC business but believes its products to be highly competitive in the current market environment. The Company believes it can be a "niche" player and target particularly harsh environments and develop new software applications for the "Powercase 8000".

     The Company will endeavor to seek strategic alliances of acquisitions to assist towards this objective.

     Currently the Company holds no patents or trademarks on its products but is in the process of securing trademarks for the hardened industrial computer design and the name Industrial Data Systems. Although the Company is currently in the process of obtaining trademarks, no assurance or guarantee can be made at this time that the Company trademarks will be granted. As such, any investment in the Company shall not be done in reliance upon the Company obtaining the above trademarks.

MARKETING

     The Company will market its products in three ways.

     First: The Company will market to trade shows focussing on the construction and industrial conventions and trade shows. Because of the large number of such shows in Las Vegas, the Company sees a golden opportunity upon which it can market its product.

     Second: The Company will use advertising in trade journals and publications. Such advertising should generate orders as well as leads for the Company's third area of marketing which utilized direct sales representatives.

     Third: Direct Sales Representatives. These representatives will follow leads from magazine and trade journal ads and market directly to end users as well as wholesalers.

     Numerous studies have shown Texas and Nevada to be two of the fastest growing states in the nation. Being located in both states will afford the Company the opportunity to market to these fast growing areas with their numerous construction projects.

PRODUCT MANUFACTURING

     The Company operates a manufacturing facility in its Texas location and will explore locating such a facility in southern Nevada if sales justify such a venture. If this were to occur, such cost would be borne by the Company and could negatively affect corporate earnings.

PRODUCT DEVELOPMENT

     Because of the Company's limited capital, product development will mainly focus on new applications for the "Powercase 8000".

     The Company hopes revenues and strategic alliances develop that will allow the Company more opportunity for new product development but no assurance can be given that this will occur.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of the date of this Offering Memorandum and adjusts to reflect the issuance of all shares offered hereby:

                                                                       AMOUNT         AMOUNT
                                                                     OUTSTANDING    OUTSTANDING
                                                                     IF MINIMUM     IF MAXIMUM
           TITLE OF CLASS               AUTHORIZED    OUTSTANDING    SHARES SOLD    SHARES SOLD
-------------------------------------   ----------    -----------    -----------    -----------
Common Stock $.001 Par Value.........   75,000,000     9,500,000      9,750,000     10,000,000

No assurance can be given that any number of shares offered herein will be sold.

                          DESCRIPTION OF COMMON STOCK

     The capital stock of the Company consists of 75,000,000 authorized shares of common stock with a par value of one mill ($.001) per share, 9,500,000 shares of which are issued and outstanding on the date hereof. The offering to the public by this Offering Memorandum is 500,000 shares of common stock at a price of $.30 per share with a par value of one mill ($.001) per share. The shares are all of one class, common, with like rights and privileges. Each share is entitled to participate equally in dividends and distributions declared by the Company. Each share is entitled to one (1) vote on each matter for which shareholders are entitled to vote. The shares of common voting stock, when issued and paid for, shall be fully paid and non-assessable and will have no preference, preemptive, conversion or exchange rights. The Company has no senior securities or long-term debt authorized, issued or outstanding, and has no present intention of issuing either such security or debt instrument. All voting is non-cumulative. Accordingly, the holders of more than fifty percent (50%) of the shares of the Company's common stock will be able to elect all representatives to the Board of Directors, and holders of less than fifty percent (50%) will not be able to elect any of the members of the Board of Directors.

OPTIONS, WARRANTS OR CALLS

     There are no issued or outstanding options, warrants or calls entitling any person to purchase any shares of the Company's common stock. The Company may, however, adopt a plan in the future, pursuant to which options, warrants or calls would be an incentive to attract and maintain their services on behalf of the Company.

     Presently, the Company has no agreement or understanding, expressed or implied, with anyone concerning such options, warrants or calls entitling the future purchase of the Company's common voting stock, and any such plan will first be submitted to the stockholders of the Company for their approval before becoming effective.

SHARES ELIGIBLE FOR FUTURE SALE

     All of the 9,500,000 Shares of Common Stock which is owned by William A. Coskey and Hulda L. Coskey issued in reliance on the "private placement" exemption under the Securities Act of 1933, as amended (the "Act"). Such shares will not be available for sale in the open market without registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least two years, including persons who may be deemed "affiliates" of the Company, as that term is defined under the Act, would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. In August, 1996, all of the shares of Common Stock acquired by the initial shareholders may be eligible for public sale under Rule 144 subject to the foregoing restrictions. If a substantial number of the shares owned by the initial shareholders were sold pursuant to Rule 144 or registered offering, the market price of the Common Stock could be adversely affected.

                                COMPANY POLICIES

DIVIDENDS

     The Company is a new corporation and no assurance can be given that it will generate earnings on which cash dividends can be paid. If cash earnings are generated, management intends to follow policy of retaining all such earnings to finance the development of its business. It is expected that this policy will be maintained as long as necessary to provide funds for the Company's operations. Any dividends that may be paid in the future will be dependent upon the earnings and financial requirements of the Company and all other relevant factors.

ANNUAL REPORTS

     The Company has initially elected a December 31 calendar year-end. Thereafter, the Company will furnish its shareholders with annual reports containing unaudited financial statements within ninety (90) days after the Company's year-end. From time to time, the Company may also furnish its stockholders with such other information as it may deem appropriate, relative to the business operations of the Company. Such information may include news of a change of management, purpose and control of the Company, or any material condition affecting the Company. The Company may change its tax year, accounting methods and procedures according to its business needs.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The names, ages and positions of the executive officers and directors of the Company are as follows:

                NAME                    AGE                           POSITION
-------------------------------------   ---   ---------------------------------
William A. Coskey....................   41    President & Chairman of the Board
                                              of Directors

Hulda L. Coskey......................         Chief Financial/Operations Officer
                                        39    Secretary/Treasurer

Joe F. Moore, Jr.....................   41    Board of Directors

David W. Gent, P.E...................   41    Board of Directors

     WILLIAM A. COSKEY has served as Chairman of the Board and President of Industrial Data Systems (a Texas corporation) since its inception in September, 1985. From 1984 to 1985, Mr. Coskey served as Manager of Corporate Development for Keystone International Inc. a NYSE listed company. In this position, he was responsible for Keystone's merger and acquisition activities. From 1979 to 1984, Mr. Coskey was president of Syntech Associates, Inc., an engineering services company located in Houston, Texas. From 1975 to 1979, Mr. Coskey was a Project Manager for Texas, Inc. and responsible for pipeline and petrochemical related projects.

     HULDA L. COSKEY has served as Chief Financial/Operations Officer of the Company since its creation. Prior to that time, and since 1985, Mrs. Coskey was Vice President and Secretary/Treasurer of Industrial Data Systems, Inc. (a Texas corporation). Her primary responsibilities were to develop and initiate procedures for daily operations of the Company and oversee those operations, including but not limited to all Accounting, Finance, and Personnel functions. From 1972 to 1982 Mrs. Coskey was involved in the credit industry as an Officer at various banks in the Houston area. Mrs. Coskey is the spouse of William A. Coskey, President and CEO.

     JOE F. MOORE, JR. has served as a Director for the Company since its creation. Mr. Moore for the last 10 years has been a Financial Consultant in Houston, Texas. Because of his knowledge in business, Mr. and Mrs. Coskey nominated and elected Mr. Moore to sit on the Board.

     DAVID W. GENT, P.E. has served as a Director for the Company since its creation. Mr. Gent is presently responsible for the Engineering, Data Processing, Quality Control and Purchasing Departments of Bray International, Inc. since 1991. From 1986-1991 he founded as well as served as President of SofTest Design Corporation an electronic test equipment company. From 1981-1986, Mr. Gent served as General

Manager, at Keystone International, Inc., in the Controls Division of $6,000,000 manufacturer of flow control products. From 1975 to 1981, Mr. Gent held several managerial positions at Southwestern Bell, all in the technical communication field.

                                     STOCK

OWNERSHIP AND CONTROL

     As of the date of this Offering Memorandum, there were 9,500,000 shares of Common Stock issued and outstanding which are owned entirely by William A. Coskey and Hulda L. Coskey, the Company's president and secretary, who are husband and wife. These shares were acquired in a tax-free exchange for 100% of the shares of Industrial Data Systems, Inc. (of Texas) (See "Certain Transactions").

     All of these shares were acquired on August 1st, 1994. The transfer and sale of all of these shares is restricted under S.E.C. Rule 144, which prohibits the sale of these restricted securities for a minimum of two years from date of issuance. (See previous section "Shares Eligible for Future Sale").

     The following table sets forth the ownership of common stock of the Company on the date of this Offering Memorandum by all officers, directors, affiliates and owners of more than 5% of the Company's Common stock:

                                                                    SHARES OWNED            SHARES OWNED
           NAME & ADDRESS                   SHARES OWNED             IF MINIMUM              IF MAXIMUM
            OF PRINCIPAL                      PRIOR TO               SHARES ARE              SHARES ARE
             SHAREHOLDER                      OFFERING                  SOLD                    SOLD
-------------------------------------  ----------------------  ----------------------  ----------------------
William A. Coskey....................    9,500,000        100%   9,500,000         98%   9,500,000         95%
& Hulda L. Coskey
14900 Woodham #170
Houston, TX 77073
All officers &.......................    9,500,000        100%   9,500,000         98%   9,500,000         95%
Directors as a
group

                              CERTAIN TRANSACTIONS

     On August 1st, 1994, all of the issued and outstanding shares of Industrial Data Systems Inc. (Texas) were acquired by Industrial Data Systems Corporation, a Nevada Corporation duly incorporated in June of 1994 in a tax-free exchange of Common Stock. All 9,500,000 Shares issued in this transaction were issued to William A. Coskey and Hulda L. Coskey who are President and Secretary of both Companies. The management team and ownership of both Companies are essentially one in the same.

     The Company used audited financial statements dated June 30, 1994 to provide financial information contained in the exhibits at the end of this Offering Memorandum. The 9,500,000 shares discussed in this section represents all of the issued and outstanding shares of the new company. Mr. and Mrs. Coskey were the sole owners of Industrial Data Systems Inc. of Texas prior to the Company's acquisition of Industrial Data Systems Corp. of Nevada hence there is no apparent conflict of interest in the aforementioned transactions. Mr. and Mrs. Coskey believe all material facts of the acquisition to be done in accordance with the state laws of Nevada and Texas.

                             CONFLICTS OF INTEREST

     It is the opinion of management that no conflict of interest existed in the transaction discussed in the section prior as the beneficial ownership was not effected.

     Management will endeavor to uphold the highest of standards in all future dealings.

     The Company's management may become involved in other business entities which may create conflicts of interest with respect to the Company's activities and unforeseen conflicts of interest could develop. In such an event, it would be expected of the original incorporators to resolve said conflicts of interest in the best interest of the Company. Although it is not contemplated, the Company may become involved in joint ventures or acquisitions with or from companies which are controlled by or otherwise associated with the Company's management. If such transactions do occur, they will be handled on terms and conditions which would prevail in an "arms-length" transaction. If such transactions do occur, it is expected that management of the Company will ask for shareholders' approval or ratification of said transactions, or will have such transactions approved by majority of the disinterested members of the Board of Directors. Failure by the Company to conduct its business in the best interest of the Company could result in liability upon the Company's officers, directors and controlling persons under Nevada State Laws.

             FIDUCIARY RESPONSIBILITY OF THE OFFICERS AND DIRECTORS

     The officers and directors have a fiduciary responsibility to the shareholders and others to exercise good faith and integrity in matters involving the Company.

     The shareholders retain rights to inspect the Company's books and records. Should there be a breach of fiduciary responsibility to shareholders, they may seek remedy in a court of law.

     The officers and directors of the Company are not responsible for errors in judgement or acts of omission which do not constitute fraud or a knowing violation of the law. Additionally, the officers and directors are indemnified for liability suffered by them while acting in the Company's behalf unless they were knowingly violating a law. Therefore, shareholders may have a more limited right of action then otherwise afforded by law.

     In the opinion of the S.E.C., indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and therefore unenforceable.

                                  REMUNERATION

     Mr. William A. Coskey and Mrs. Hulda C. Coskey both will receive salaries from the Company. Mr. Coskey's salary will be $72,000 and Mrs. Coskey's salary will be $48,000 per year. The Company will maintain a policy of scheduled annual salary reviews with adjustments based on performance. The Company will provide bonuses to employees including management based on profitability.

                              PLAN OF DISTRIBUTION

     The securities described in this Memorandum may be offered only in the State of Nevada. The Company will sell a minimum of 250,000 and a maximum of 500,000 shares of its Common Stock, par value $.001 per Share, to the public on a "best efforts" basis, at the public offering price. There can be no assurance that any of these Shares will be sold. If the Company fails to sell 250,000 Shares within the offering period of one year from the date of this Memorandum, the Offering will be terminated and the subscription payments will be promptly refunded in full to subscribers, without paying interest or deducting expenses.

     At such time as the escrow agent receives in good funds a minimum of $75,000, the proceeds of this offering will be made available to the Company. While funds are held in escrow, subscribers will not receive interest or have the right of use of such funds and this period may last for up to one calendar year.

     Shares offered hereby are subject to prior sale and the Company reserves the right to reject all or part of any subscription.

RESTRICTIONS ON SUBSCRIBING AND RESALE

     Shares offered hereby are registered in the state of Nevada to bona fide Nevada residents or entities or to persons whose dealings with regard to this Offering have taken place within the state of Nevada.

     Such being the case, the Common Stock offered hereby has not been registered under the Securities Act of 1933 as amended. Restrictions on the resale of such Common Stock may be imposed by state Blue Sky Laws or Federal Securities Laws.

SALES AGENT

     Leisa C. Stilwell is the registered sales agent for the Company for which she will receive a commission of 5% at such time as escrowed funds are released. Should the Offering fail to meet the minimum subscription in the amount of $75,000, no commission will be paid.

     Leisa C. Stilwell is the only person authorized to solicit or sell the shares offered herein.

TO SUBSCRIBE

     Investors wishing to purchase shares offered hereby should carefully read the entire Offering Memorandum with particular attention to "RISK FACTORS." Prospective investors will represent to the Company at the time of subscription on the subscription agreement that they have read and understand the Offering Memorandum and that they can bear the risk of loss of their entire investment and that they are either a Nevada Resident or subscribed for shares within the state of Nevada.

     To subscribe, the subscription agreement must be completed and signed. Checks should be made payable to:

                            SOUTHWEST ESCROW COMPANY
                         3430 East Flamingo, Suite #103
                            Las Vegas, Nevada 89121

where funds will be held until such time that the minimum or greater amount has been received or the registration expiration date on the one year anniversary of the effective date of this prospectus.

     Should the Company be unable for any reason to complete the Offering, the funds received will be returned in full to the investors.

                          LEGAL AND ACCOUNTING MATTER

     Robert L. Bolick, Ltd., 3216 W. Charleston Boulevard, Suite B, Las Vegas, Nevada 89102, is special legal counsel for the Company for purpose of preparation of this Offering Memorandum.

     The Certified Public Accountant of the Company is Hein & Associates, 5075 Westheimer, Suite 970, Houston, Texas 77056. They have prepared the accompanying Audited Financial Statement. (See "Exhibit A").

                                   LITIGATION

     To the best knowledge of the Company, its officers, directors and founders, neither the Company, its officers, directors or founders are party to any material legal proceeding or litigation, nor is any contemplated as of the date of this Offering Memorandum.

                             ADDITIONAL INFORMATION

     The Company has filed with the Nevada Securities Division an application for registration with respect to the securities offered hereby. That application contains certain information, the majority of which is contained in this Offering Memorandum, which investors may wish to review. Copies of all such documents filed with the Nevada Securities Division are matters of public record and may be inspected by the public during regular business hours.

     Statements contained in this Offering Memorandum with respect to the contents of any contract or documents described herein are not necessarily complete, and where such contract or document is an exhibit to the application is qualified in all respects by the provisions or such exhibit to which reference is hereby made for full statement of the provisions thereof.

     The stockholders will be promptly notified in writing of any material change in the management purposes and control of the corporation, or any material or adverse condition affecting the corporation.

                                   FINANCIALS

                      INDUSTRIAL DATA SYSTEMS CORPORATION
                            FINANCIAL STATEMENT AND
                          INDEPENDENT AUDITOR'S REPORT
                                 JUNE 30, 1994

HEIN + ASSOCIATES
Certified Public Accountants and Consultants with offices in Denver, Dallas and Los Angeles.

5075 Westheimer, Suite 970
Houston, Texas 77056
Telephone (713) 850-9814
Telecopier (713) 850-0725

                          INDEPENDENT AUDITOR'S REPORT

July 26, 1994

Board of Directors and Stockholders
Industrial Data Systems Corporation

We have audited the accompanying balance sheet of Industrial Data Systems Corporation as of June 30, 1994. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Industrial Data Systems Corporation as of June 30, 1994, in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES

HEIN + ASSOCIATES
Certified Public Accountants

                      INDUSTRIAL DATA SYSTEMS CORPORATION
                                 BALANCE SHEET
                                 JUNE 30, 1994

ASSETS
Current asset -- cash...................  $   4,000
Organization costs......................        500
Deferred financing costs................      5,000
                                          ---------
                                          $   9,500
                                          =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Commitments (Notes 1 and 3)
Stockholders' equity -- common stock,
  .001 par value; 75,000,000 shares; no
  shares issued; subscription to acquire
  100,000 shares of common stock........  $   9,500
                                          =========

                       See notes to financial statement.

                      INDUSTRIAL DATA SYSTEMS CORPORATION
                          NOTES TO FINANCIAL STATEMENT

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS ACTIVITY: Industrial Data Systems Corporation (the Company), was incorporated on June 22, 1994. The Company was organized to consummate the acquisition of Industrial Data Systems, Inc. (IDS). IDS is a manufacturer of industrial and portable computers and computer monitors. The acquisition of IDS will be accounted for as a reverse acquisition, whereby, for accounting purposes, IDS will be deemed to be the acquiror of the Company.

NOTE 2 -- STOCKHOLDERS' EQUITY

     The stockholders of the Company contributed $4,000 to the Company and paid organization and financing costs amounting to $5,500 on behalf of the Company in exchange for 100,000 shares of its common stock. As of June 30, 1994, the common stock had not been issued.

NOTE 3 -- INVESTMENT BANKING AND CONSULTING AGREEMENT

     The Company has entered into an agreement under which another company will act as a broker and/or finder in connection with obtaining financing for the Company and to assist the Company in the orchestration of a public offering. The total estimated costs to be paid under this contract amount to $25,000. As of June 30, 1994, $5,000 has been paid to such company.

                         INDUSTRIAL DATA SYSTEMS, INC.
                           DBA IDS TECHNICAL SERVICES
                            FINANCIAL STATEMENT AND
                          INDEPENDENT AUDITOR'S REPORT
                                 JUNE 30, 1994

HEIN + ASSOCIATES
Certified Public Accountants and Consultants with offices in Denver, Dallas and Los Angeles.
5075 Westheimer, Suite 970
Houston, Texas 77056
Telephone (713) 850-9814
Telecopier (713) 850-0725

                          INDEPENDENT AUDITOR'S REPORT

June 18, 1994

Board of Directors and Stockholders
Industrial Data Systems, Inc.
dba IDS Technical Services

     We have audited the accompanying balance sheet of Industrial Data Systems, Inc. dba IDS Technical Services as of June 30, 1994. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Industrial Data Systems, Inc. dba IDS Technical Services as of June 30, 1994, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the balance sheet, the Company's investment in real estate limited partnerships amounting to $82,616 was valued based upon a valuation of the underlying real estate prepared by a commercial real estate broker as opposed to a qualified real estate appraiser. We have reviewed the aforementioned valuation and underlying documentation, and in the circumstances, we believe the valuation to be reasonable. However, because of the inherent uncertainty valuation, the commercial real estate broker's valuation of the underlying real estate may differ significantly from the actual fair market value of such real estate, and the differences could be material.

HEIN + ASSOCIATES

HEIN + ASSOCIATES
Certified Public Accountants

                         INDUSTRIAL DATA SYSTEMS, INC.
                           DBA IDS TECHNICAL SERVICES
                                 BALANCE SHEET
                                 JUNE 30, 1994

ASSETS
Current assets:
     Cash...............................  $  165,348
     Marketable securities:
          Trading.......................     161,456
          Available for sale............      87,177
                                          ----------
                                             248,633
     Account receivable -- trade, less
      allowance for doubtful accounts of
      $24,953...........................     180,301
     Inventory..........................      80,783
     Note receivable....................      10,571
                                          ----------
               Total current assets.....     685,636
                                          ----------
Property and equipment, net.............      20,088

Other assets:
     Advances to affiliate..............       9,500
     Investments in real estate limited
      partnerships......................      82,616
     Other..............................      16,199
                                          ----------
                                             108,315
                                          ----------
               Total assets.............  $  814,039
                                          ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Note payable to bank...............  $   20,000
     Demand notes due brokers
      collateralized by marketable
      securities........................      40,949
     Accounts payable...................      29,996
     Accrued expenses and other current
      liabilities.......................      25,088
                                          ----------
               Total current
               liabilities..............     116,033
                                          ----------
Commitments (Note 6)

Stockholders' equity:
     Net unrealized gain on marketable
      securities........................       2,442
     Common stock, no par value;
      1,000,000 shares authorized;
      200,000 shares issued and
      outstanding.......................       2,500
     Retained earnings..................     693,064
                                          ----------
               Total stockholders'
               equity...................     698,006
                                          ----------
               Total liabilities and
               stockholders' equity.....  $  814,039
                                          ==========

                       See notes to financial statements.

                         INDUSTRIAL DATA SYSTEMS, INC.
                           DBA IDS TECHNICAL SERVICES
                          NOTES TO FINANCIAL STATEMENT

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS ACTIVITY: Industrial Data Systems, Inc. dba IDS Technical Services (the Company), which was formed in September 1985, is a manufacturer of industrial and portable computers and computer monitors.

     INVENTORY: Inventory is composed of computer components and finished goods and is carried at the lower of cost or market value. The majority of inventory at June 30, 1994 consisted of computer components.

     MARKETABLE SECURITIES: Marketable securities to be held to maturity are stated at amortized cost. Marketable securities classified as available for sale are stated at market value, with unrealized gains and leases reported as a separate component of stockholders' equity. If a decline in market value is determined to be other than temporary, any such loss is charged to earnings. Trading securities are stated at market value, with unrealized gains and losses recognized in earnings.

     PROPERTY AND EQUIPMENT: Property and equipment are stated at cost, adjusted for accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years.

     INVESTMENTS IN REAL ESTATE LIMITED PARTNERSHIPS: Investments in real estate limited partnerships are carried at the lower of cost or fair market value of the underlying real estate based upon a valuation prepared by a commercial real estate broker.

     INCOME TAXES: The Company has elected Subchapter S corporation status under the Internal Revenue Code. In lieu of corporate taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income.

NOTE 2 -- MARKETABLE SECURITIES

     Marketable securities at June 30, 1994 are summarized as follows:

                                                                                    FAIR
                                                    UNREALIZED     UNREALIZED      MARKET
                                          COST         GAINS         LOSSES        VALUE
                                       ----------   -----------    -----------    --------
Trading:
     Common stocks...................  $  169,952     $ 8,472       $ (46,512)    $131,552
     Other...........................      25,000       4,904              --       29,904
                                       ----------   -----------    -----------    --------
                                       $  194,592     $13,376       $ (46,512)    $161,456
                                       ==========   ===========    ===========    ========
Available for sale:
     Mutual fund.....................  $    4,524     $    --       $      --     $  4,524
     Corporate bonds.................      36,992          --          (2,813)      34,179
     Municipal Bond..................      43,219       5,255              --       48,474
                                       ----------   -----------    -----------    --------
                                       $   84,735     $ 5,255       $  (2,813)    $ 87,177
                                       ==========   ===========    ===========    ========

                         INDUSTRIAL DATA SYSTEMS, INC.
                           DBA IDS TECHNICAL SERVICES
                          NOTES TO FINANCIAL STATEMENT

NOTE 2 -- MARKETABLE SECURITIES (CONTINUED)

     Contractual maturities of the municipal and corporate bonds are as follows:

                                                       FAIR
                                                      MARKET
                                            COST       VALUE
                                           -------    -------
Due in one year or less.................   $43,219    $48,474
Due after one year through five years... 10,292 10,077 Due after five years through ten
  years.................................     8,504      8,176
Due after ten years.....................    18,196     15,926
                                           -------    -------
                                           $80,211    $82,653
                                           =======    =======

NOTE 3 -- NOTE RECEIVABLE

     The note receivable consists of a demand note due from a former employee of the Company. The note is unsecured and bears interest at 5% per annum.

NOTE 4 -- ADVANCES TO AFFILIATE

     The Company paid certain organization and consulting fees totaling $9,500 on behalf of a corporation related by common ownership. The advances, which do not bear interest and have no defined repayment terms, are carried as advances to affiliate in the accompanying balance sheet.

NOTE 5 -- NOTE PAYABLE TO BANK

     The Company has a line of credit with a bank of $75,000 at prime plus 1% (8.25% at June 30, 1994). The line of credit, which expires on February 28, 1995, is collateralized by inventory and is guaranteed by the stockholders of the Company. Borrowings outstanding under the line of credit at June 30, 1994 were $20,000.

NOTE 6 -- LEASE

     The Company leases office space under a noncancelable operating lease. Future minimum rentals due under the lease are as follows:

YEAR ENDING JUNE 30,
----------------------------------------
     1995...............................  $  30,262
     1996...............................     31,612
     1997...............................     18,900
                                          ---------
                                          $  80,744
                                          =========

                         INDUSTRIAL DATA SYSTEMS, INC.
                           DBA IDS TECHNICAL SERVICES
                          NOTES TO FINANCIAL STATEMENT

NOTE 7 -- PROFIT SHARING PLAN

     The Company has a 401(k) profit sharing plan covering substantially all employees. Under the terms of the plan, the Company will make matching contributions equal to 50% of employee contributions up to 3% of employee compensation, as defined. Employees may make contributions up to 15% of their compensation, subject to certain maximum contribution limitations.

NOTE 8 -- MAJOR CUSTOMERS

     The Company had amounts due from an integrated oil and gas exploration and marketing company of $116,785 as of June 30, 1994. No other customers had amounts in excess of 15 percent of trade accounts receivable.

                  OFFER TO PURCHASE AND SUBSCRIPTION AGREEMENT
                      INDUSTRIAL DATA SYSTEMS CORPORATION
                             (A NEVADA CORPORATION)
                            4350 E. SUNSET ROAD #101
                            HENDERSON, NEVADA 89014
                                  702-451-7218

     1. OFFER TO PURCHASE: The undersigned offeror(s) (individually or collectively referred to as"subscriber") makes the following offer for the purchase of shares of INDUSTRIAL DATA SYSTEMS CORPORATION, a Nevada corporation (the "Company"). With this document, the subscriber is submitting the sum of
$           as payment for               shares upon acceptance of this offer.

     2.  REPRESENTATION:  The subscriber hereby represents and warrants that:

          a.  The subscriber, if a natural person, is over the age of twenty-one
     (21) years.

          b. The subscriber has received and read a copy of the Offering Memorandum of INDUSTRIAL DATA SYSTEMS CORPORATION. No other representations are being relied on in making this offer.

          c. The subscriber acknowledges that this investment involves a high degree of risk. Subscriber acknowledges that there are other risks of investment, as described in the Offering Memorandum. The subscriber acknowledges that he/she has reviewed the suitability of this investment to his/her personal situation and is willing and able to bear the economic risk of this investment. In making this statement, consideration has been given to whether he/she could afford to hold the shares for an indefinite period, and whether he/she could afford a complete loss of the investment. Subscriber acknowledges that the Company and its agents and representatives have made no representation that any dividends will be paid for the shares or that the investment will be profitable.

          d. The subscriber acknowledges that the shares have not been registered with the U.S. Securities and Exchange Commission ("S.E.C.") under the Securities Act of 1933, as amended, or in any jurisdiction other than Nevada, that the Company does not intend to register the shares with the S.E.C. or in any jurisdiction other than Nevada, and that subscriber has no right to require such registration.

          e. The subscriber acknowledges that neither the Nevada Securities Division, the S.E.C., nor any other state, federal or foreign government agency has made any determination as to the merits of purchasing any such shares.

          f. The subscriber acknowledges that the Company is attempting to qualify for an exemption from federal registration requirements and that if all requirements of such exemption are not met, a liability for failing to register could be created, thereby affecting the Company and its shareholders.

          g. The subscriber acknowledges that the application for purchases may be accepted in whole or in part or rejected by the Company, and that the Offering is subject to prior sales.

          h. The subscriber acknowledges that the shares cannot be sold outside of the State of Nevada without registration and/or qualification under any applicable state, federal, or foreign government securities laws or exemptions from such laws.

          i. The subscriber has conducted all dealings with respect to the Offering solely within the State of Nevada. Without limitation of the foregoing, and except that subscriber may have been invited to a meeting for the purpose of discussing an investment opportunity, the subscriber has not received a copy of the Offering Memorandum outside the State of Nevada; has received no written information concerning the substance of the Offering outside the State of Nevada; has had no discussions, whether by telephone or verbally, concerning the substance of the Offering with anyone outside the State of Nevada; and has had no correspondence with anyone whatsoever relating to the substance of the Offering outside the State of Nevada. In addition, the subscriber has not been informed of any of the following outside the State of Nevada: (1) the name of the Company; (2) the nature of its business; (3) any information concerning the financial condition of the Company, including assets, liabilities, revenues, properties and capital structure; (4) the identification and background of its management; (5) any terms of the proposed Offering, including its size or the price per share; or (6) the proposed future activities of the Company; and the only discussion which the subscriber has heard or participated in as to the Offering is such discussions as may have taken place in the State of Nevada. If the signatory is signing this agreement on behalf of a corporation, partnership, trust or other form of business organization, the signatory further represents that he/she has ascertained, and hereby assures the Company, that no other individual associated in any such way with such entity (whether as director, officer, partner, employee, agent, shareholder or beneficial owner of any nature whatsoever has had any such dealings, communications, correspondence or discussions of any nature whatsoever with anyone with respect to the Offering which have taken place outside the State of Nevada and has not received outside the State of Nevada any such verbal or written information of any nature whatsoever (including, without limitation, a copy of the Offering Memorandum) concerning the Offering.

          j. The subscriber is not purchasing the shares for the account of, or for the beneficial interest of, or with the intent to transfer any such shares to, any party other than the purchaser.

     3. AFFIRMATION OF PLACE OF OFFER AND SALE: As an inducement to the Company to accept this offer, the subscriber represents and warrants that he/she has offered to purchase the shares within the State of Nevada and that such sale has occurred within the State of Nevada. Additionally, the subscriber hereby represents that the purchaser is qualified to purchase the shares on the following basis (initial and complete the applicable provisions):

               (a)  The subscriber is a natural
               person who is a resident of the State
               of Nevada and maintains his/her
               principal residence at
               (b)  The subscriber has consummated
               the purchase of shares within the
               State of Nevada.
               (c)  The subscriber is a corporation,
               partnership, trust or other form of
               business organization (describe)
               not formed for the purpose of
               acquiring shares, which has its
               principal office within the State of
               Nevada at
               (d)  the subscriber is a corporation,
               partnership, trust or other form of
               business formed for the purpose of
               acquiring shares, but which has its
               principal office within the State of
               Nevada at
               and all of whose beneficial owners or
               residents of the State of Nevada
               (names and principal residence
               addresses of all beneficial owners):

     4.  TITLE TO SHARES:  Title to shares will be held as follows:

Name(s) held in:  ______________________________________________________________

__ Community Property                        __ Tenants in Common
__ Community Property with Survivorship      __ Married, Separate Property
__ Joint Tenants, with Right of              __ Single Person, Separate Property
   Survivorship
__ Other (Corporation, Trust, etc. Please indicate).

     THE UNDERSIGNED HEREBY SWEARS AND AFFIRMS THAT HE/SHE HAS READ THE FOREGOING OFFERING MEMORANDUM OF INDUSTRIAL DATA SYSTEMS CORPORATION AND IS FAMILIAR WITH THE CONTENTS THEREOF AND THAT THE REPRESENTATIONS CONTAINED HEREIN ARE TRUE AND ACCURATE.

Subscriber (print name)                Subscriber or Authorized Agent
                                       of Subscriber

Subscriber signature                   Street Address

Tax Identification Number or Social    City, State, Zip
Security Number of Subscriber
                                       Phone
City where signed                      Date

ACCEPTED BY:
OFFICER OR DIRECTOR OF:
INDUSTRIAL DATA SYSTEMS CORPORATION